UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2004

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16505 SW 72nd Avenue

Portland, Oregon 97224

(503) 684-3731

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 2. Acquisition or Disposition of Assets

Pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of October 21, 2003 by and among FLIR Systems, Inc. (“FLIR), Indigo Systems Corporation (“Indigo”), Fiji Sub, Inc. (“Sub”), and William Parrish, as Shareholders’ Agent, Sub was merged with and into Indigo (the “Merger”) effective as of January 6, 2004 (the “Effective Time”). As a result of the Merger, Indigo became a wholly-owned subsidiary of FLIR.

At the Effective Time, all outstanding shares of Indigo capital stock and certain warrants outstanding immediately prior to the Effective Time were converted into the right to receive cash in an amount equal to $25.3537 per share, or an aggregate of $165,477,886 (the “Cash Consideration”). Each option to purchase Indigo capital stock outstanding immediately prior to the Effective Time was assumed by FLIR. Approximately 710,000 shares of FLIR common stock are issuable by FLIR upon the exercise of the Indigo stock options assumed by FLIR in the Merger. Ninety percent of the Cash Consideration will be paid out following the Merger with the remaining ten percent held in an escrow account, until the first anniversary of the Effective Time, to satisfy indemnification claims against Indigo, if any. FLIR funded the cash portion of the consideration payable in the Merger through cash-on-hand.

The amount of the consideration paid in the Merger was determined through arms-length negotiations between representatives of FLIR and Indigo. Prior to the date of the Merger Agreement, no material relationship existed between FLIR and Indigo or any of its affiliates, any director or officer of FLIR, or any associate of any such director or officer.

Prior to the Merger, Indigo was a privately held company that focused on developing and supplying advanced infrared cameras and components, covering the entire infrared spectrum, including near-, midwave-, and longwave-IR. Indigo has provided IR cameras, software, and enclosurer solutions for commercial, industrial, security, military and R&D applications.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statement of Business Acquired.

It is impracticable to provide the financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Statements

It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

(c)	Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 21, 2003, by and among FLIR Systems, Inc., Indigo Systems Corporation, Fiji Sub, Inc., and William Parrish, as Shareholders’ Agent.

99.1	Press Release issued by FLIR Systems, Inc. on January 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on January 15, 2004.

FLIR SYSTEMS, INC.
(Registrant)

/s/ STEPHEN M. BAILEY
Stephen M. Bailey
Senior Vice President, Finance
and Chief Financial Officer